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                     [SCHVANEVELDT and COMPANY LETTERHEAD]



                                  Exhibit 16.1

The undersigned certifying accountants hereby acknowledge that they have reviewed the Item 14., "Changes in and Disagreements with Accountants on Accounting and Financial Disclosures," as contained in the Form 10 Registration Statement being filed by Global Datatel, Inc., and that the undersigned concurs with the statements made therein by the Registrant concerning the change in the Registrant's independent accountant.

                                             /s/ Schvaneveldt & Company

Schvaneveldt & Company
Salt Lake City, Utah
July 20, 1999